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                             INCO HOMES CORPORATION
                 EXHIBIT 23.1 -- CONSENT OF INDEPENDENT AUDITORS



We consent to the use of our report dated March 19, 1996, except to Note 12, second paragraph, as to which the date is March 20, 1996, included in the Annual Report on Form 10-K of Inco Homes Corporation for the year ended December 31, 1996, with respect to the consolidated financial statements as of December 31, 1995 and for the years ended December 31, 1995 and 1994 included in this Form 10-K.






                                    ERNST & YOUNG LLP

Los Angeles, California
April 14, 1997